UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2009

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2009, Jeff Pontius resigned as a member of the Registrant’s Board of Directors. Mr. Pontius’ reason for resignation is increased personal and business obligations which would prevent him from devoting the necessary resources to perform his duties as a Director for the Registrant.  To the knowledge of the executive officers of the Registrant, this resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.  A copy of Mr. Pontius’ letter of resignation is attached hereto as Exhibit 99.1.  The Registrant will forward a copy of this Form 8-K to Mr. Pontius no later than the day of filing, and will provide him with an opportunity to respond as to whether he agrees with the disclosure, and if he does not, with the reasons for his disagreement.  Any written response received from Mr. Pontius by the Registrant shall be filed via an amendment to this Form 8-K no later than two business days of receipt.

Item 9.01.  Exhibit

Exhibit 99.1  Letter of resignation of Jeffrey Pontius

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

March 10, 2009	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Financial Officer

LIST OF EXHIBITS

99.1  Jeffrey Pontius Resignation Letter